As filed with the Securities and Exchange Commission on May 4, 2011	Registration No. 333-167866

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
_________________

ATHERONOVA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	20-1915083
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2301 Dupont Drive, Suite 525
Irvine, CA 92612
(949) 476-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Selawski, Chief Financial Officer
AtheroNova Inc.
2301 Dupont Drive, Suite 525
Irvine, CA 92612
(949) 476-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Louis Wharton, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

Deregistration of Securities

On September 28, 2010, the Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 (File No. 333-167866) of AtheroNova Inc. (“we” or “our”) initially filed with the SEC on June 29, 2010, which filing was subsequently amended on September 9, 2010 (the “Registration Statement”), originally registering the resale by the selling stockholders identified in the prospectus of an aggregate of 1,805,825 shares of our common stock.  This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of our common stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on May 4, 2011.

ATHERONOVA INC. (Registrant)

By:	/s/ Mark Selawski
Mark Selawski Chief Financial Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer and President	May 4, 2011
Thomas W. Gardner	(Principal Executive Officer)
*	Chief Financial Officer & Secretary	May 4, 2011
Mark Selawski	(Principal Financial and Accounting Officer)
*	Director	May 4, 2011
Boris Ratiner, M. D.
*	Director	May 4, 2011
Chaim Davis
*	Director	May 4, 2011
Gary Freeman
	Director	May 4, 2011
Alexander Polinsky

	Director	May 4, 2011
Paul DiPerna

*By:	/s/ Mark Selawski
Mark Selawski, as Attorney-in-Fact

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